Exhibit 10.4

SECURITY AGREEMENT

1. THE SECURITY. The undersigned Markland Technologies, Inc., a Florida corporation (the "Pledgor"), hereby assigns and grants to Shelter Island Opportunity Fund, LLC (the "Purchaser") a security interest in all rights, now owned or hereafter acquired, of Pledgor in and to the License Agreement, dated March 13, 2006 (the “License Agreement”), between Pledgor and Technest Holdings, Inc., a Nevada corporation (“Technest”), as such agreement may be amended, supplemented or modified from time to time in accordance with its terms, and all related documents and agreements delivered by the parties in connection therewith, together with all property now owned or hereafter acquired by the Pledgor that relate to or arise from Pledgor’s rights and license under the License Agreement, including, without limitation, the following property (collectively, "Collateral"):

(a) All products with respect to which Pledgor is required to pay a royalty to Technest pursuant to the License Agreement as in effect on the date hereof (any such product being a “Royalty-Bearing Product”).

(b) All accounts, contract rights, chattel paper, instruments, deposit accounts, letter of credit rights, payment intangibles and general intangibles arising from or related to the License Agreement, the Royalty-Bearing Products or the sale or license of any thereof, including all amounts due to the Pledgor from a factor; and all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper with respect to any Royalty-Bearing Product .

(c) All inventory of Royalty-Bearing Products, including all materials, work in process and finished goods.

(d) All machinery, furniture, fixtures and other equipment of every type now owned or hereafter acquired by the Pledgor that are required for the manufacture or assembly of Royalty-Bearing Products.

(e) All instruments, notes, chattel paper, documents, certificates of deposit, securities and investment property of every type that relate to the License Agreement or the Royalty-Bearing Products or arise from the sale or license of any thereof. The Collateral shall include all liens, security agreements, leases and other contracts securing or otherwise relating to the foregoing.

(f) All general intangibles, including, but not limited to, all intellectual property rights relating to the License Agreement and Royalty-Bearing Products. The Collateral shall include all good will connected with or symbolized by any of such general intangibles; all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles.

(g) All negotiable and nonnegotiable documents of title covering any Collateral.

(h) All accessions, attachments and other additions to the Collateral, and all tools, parts and equipment required to be used in connection with the Collateral.

(i) All substitutes or replacements for any Collateral, all cash or non-cash proceeds, product, rents and profits of any Collateral, all income, benefits and property receivable on account of the Collateral, all rights under warranties, indemnities and insurance contracts, letters of credit, guaranties or other supporting obligations covering the Collateral, and any causes of action relating to the Collateral.

(j) All books and records pertaining to any Collateral, including but not limited to any computer-readable memory and any computer hardware or software necessary to process such memory ("Books and Records").

2. THE INDEBTEDNESS. The Collateral secures and will secure all Indebtedness of Technest to the Purchaser. "Indebtedness" means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of Technest to the Purchaser, whether voluntary or involuntary, whether due or not due, or whether incurred directly or indirectly or acquired by the Purchaser by assignment or otherwise.

3. PLEDGOR'S COVENANTS. The Pledgor represents, covenants and warrants that unless compliance is waived by the Purchaser in writing:

(a) The Pledgor will properly preserve the Collateral; defend the Collateral against any adverse claims and demands; and keep accurate Books and Records.

(b) The Pledgor’s chief executive office is located in the state specified on the signature page hereof. In addition, the Pledgor is incorporated in or organized under the laws of the state specified on such signature page. The Pledgor shall give the Purchaser at least three (3) days notice before changing its chief executive office or state of incorporation or organization. The Pledgor will notify the Purchaser in writing prior to any change in the location of any Collateral, including the Books and Records.

(c) The Pledgor will notify the Purchaser in writing prior to any change in the Pledgor's name, identity or business structure.

(d) Except to the Purchaser or as Purchaser may hereafter agree, the Pledgor has not granted and will not grant any security interest in any of the Collateral, and will keep the Collateral free of all liens, claims, security interests and encumbrances of any kind or nature.

(e) The Pledgor will promptly notify the Purchaser in writing of any event which materially and adversely affects the value of the Collateral, the ability of the Pledgor or the Purchaser to dispose of the Collateral, or the rights and remedies of the Purchaser in relation thereto, including, but not limited to, the levy of any legal process against any Collateral and the adoption of any marketing order, arrangement or procedure affecting the Collateral, whether governmental or otherwise.

(f) The Pledgor shall pay all costs reasonably necessary to preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, and any costs to perfect the Purchaser’s security interest (collectively, the “Collateral Costs”). Without waiving the Pledgor's default for failure to make any such payment, the Purchaser at its option, upon notice to Pledgor, may pay any such Collateral Costs, and discharge encumbrances on the Collateral, and such Collateral Costs payments shall be a part of the Indebtedness and bear interest at the rate set out in the Indebtedness. The Pledgor agrees to reimburse the Purchaser on demand for any Collateral Costs so incurred.

(g) Until the Purchaser exercises its rights to make collection, the Pledgor will diligently collect all Collateral.

(h) If any Collateral is or becomes the subject of any registration certificate, certificate of deposit or negotiable document of title, including any warehouse receipt or bill of lading, the Pledgor shall immediately deliver such document to the Purchaser, together with any necessary endorsements.

(i) The Pledgor will not sell, lease, agree to sell or lease, or otherwise dispose of any Collateral except with the prior written consent of the Purchaser; provided, however, that the Pledgor may sell inventory of Royalty-Bearing Products in the ordinary course of business and will use its best efforts to develop, market and sell Royalty-Bearing Products.

(j) The Pledgor will maintain and keep in force insurance covering the Collateral against fire and extended coverages, to the extent that any Collateral is of a type which can be so insured. Such insurance shall require losses to be paid on a replacement cost basis, be issued by insurance companies acceptable to the Purchaser and include a loss payable endorsement in favor of the Purchaser in a form acceptable to the Purchaser. Upon the request of the Purchaser, the Pledgor will deliver to the Purchaser a copy of each insurance policy, or, if permitted by the Purchaser, a certificate of insurance listing all insurance in force.

(k) The Pledgor will not attach any Collateral to any real property or fixture in a manner which might cause such Collateral to become a part thereof unless the Pledgor first obtains the written consent of any owner, holder of any lien on the real property or fixture, or other person having an interest in such property to the removal by the Purchaser of the Collateral from such real property or fixture. Such written consent shall be in form and substance acceptable to the Purchaser and shall provide that the Purchaser has no liability to such owner, holder of any lien, or any other person.

(l) The Pledgor will at its expense protect and defend all rights in the Collateral against any material claims and demands of all persons other than the Purchaser and will, at its expense, enforce all rights in the Collateral against any and all infringers of the Collateral where such infringement would materially impair the value or use of the Collateral to the Pledgor or the Purchaser. The Pledgor will not license or transfer any of the Collateral, except for such licenses as are customary in the ordinary course of the Pledgor's business, or except with the Purchaser's prior written consent.

(m) Pledgor is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Pledgor is not in violation or default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents.

(n) Pledgor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Pledgor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Pledgor and no further action is required by the Pledgor, or its board of directors, in connection therewith. This Agreement constitutes the valid and binding obligation of Pledgor enforceable against it in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The License Agreement constitutes the valid and binding obligation of the Pledgor and, to the knowledge of the Pledgor, constitutes the valid and binding obligation of Technest, enforceable against each in accordance with the terms thereof except (x) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (y) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (z) insofar as indemnification and contribution provisions may be limited by applicable law.

(o) The execution, delivery and performance of this Agreement by Pledgor and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of Pledgor’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of Pledgor, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Pledgor debt or otherwise) or other understanding to which the Pledgor is a party or by which any property or asset of Pledgor is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Pledgor is subject, or by which any property or asset of Pledgor is bound or affected. The representations and warranties made by the Pledgor in the License Agreement, and to the knowledge of Pledgor, the representations and warranties made by Technest in the License Agreement, are true and correct in all material respects.

(p) There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of Pledgor, threatened against or affecting Pledgor or Technest or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which adversely affects or challenges the legality, validity or enforceability of the License Agreement or this Agreement.

(q) Pledgor is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Pledgor under), nor has Pledgor received notice of a claim that it is in default under or that it is in violation of, the License Agreement. To the knowledge of Pledgor, Technest has not breached any material provision of the License Agreement.

(r) Pledgor shall not amend, terminate, or consent to or suffer to exist any amendment or termination of, the License Agreement. Pledgor will comply with all its material obligations under the License Agreement.

4. ADDITIONAL OPTIONAL REQUIREMENTS. The Pledgor agrees that the Purchaser may at its option at any time, upon reasonable prior notice to Pledgor, whether or not the Pledgor is in default:

(a) Require the Pledgor to deliver to the Purchaser (i) copies of or extracts from the Books and Records, and (ii) information on any contracts or other matters materially affecting the Collateral.

(b) Examine, during normal business hours, the Collateral, including the Books and Records, and make copies of or extracts from the Books and Records, and for such purposes enter at any reasonable time upon the property where any Collateral or any Books and Records are located.

(c) Require the Pledgor to deliver to the Purchaser any instruments, chattel paper or letters of credit which are part of the Collateral, and to assign to the Purchaser the proceeds of any such letters of credit.

(d) Notify any account debtors, any buyers of the Collateral, or any other persons of the Purchaser's interest in the Collateral.

(e) Perform any of Pledgor’s obligations under the License Agreement that Pledgor has failed (or threatened to fail) to perform, at the sole cost and expense of Pledgor. The foregoing shall not impose any obligation on Purchaser to perform any such obligation.

5. DEFAULTS. Any one or more of the following shall be a default hereunder:

(a) Any Event of Default occurs under the Debenture.

(b) The Purchaser fails to have an enforceable first priority lien on or security interest in the Collateral.

6. PURCHASER'S REMEDIES AFTER DEFAULT. In the event of any default, the Purchaser may do any one or more of the following:

(a) Declare any Indebtedness immediately due and payable, without notice or demand.

(b) Enforce the security interest given hereunder pursuant to the Uniform Commercial Code and any other applicable law.

(c) Require the Pledgor to obtain the Purchaser's prior written consent to any sale, lease, agreement to sell or lease, or other disposition of any Collateral consisting of inventory.

(d) Require the Pledgor to segregate all collections and proceeds of the Collateral so that they are capable of identification and deliver daily such collections and proceeds to the Purchaser in kind.

(e) Require the Pledgor, to the extent not previously required, to direct all account debtors to forward all payments and proceeds of the Collateral to a post office box or account under the Purchaser's exclusive control.

(f) Require the Pledgor to assemble the Collateral, including the Books and Records, and make them available to the Purchaser at a place designated by the Purchaser.

(g) Enter upon the property where any Collateral, including any Books and Records, are located and take possession of such Collateral and such Books and Records, and use such property (including any buildings and facilities) and any of the Pledgor's equipment, if the Purchaser deems such use necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral.

(h) Demand and collect any payments on and proceeds of the Collateral. In connection therewith, the Pledgor irrevocably authorizes the Purchaser to endorse or sign the Pledgor's name on all checks, drafts, collections, receipts and other documents, and to take possession of and open the mail addressed to the Pledgor and remove therefrom any payments and proceeds of the Collateral.

(i) Grant extensions and compromise or settle claims with respect to the Collateral for less than face value, all without prior notice to the Pledgor.

(j) Use or transfer any of the Pledgor's rights and interests in any intellectual property rights now owned or hereafter acquired by the Pledgor, if the Purchaser deems such use or transfer necessary or advisable in order to take possession of, hold, preserve, process, assemble, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral. The Pledgor agrees that any such use or transfer shall be without any additional consideration to the Pledgor.

(k) Have a receiver appointed by any court of competent jurisdiction to take possession of the Collateral. The Pledgor hereby consents to the appointment of such a receiver and agrees not to oppose any such appointment.

(l) Take such measures as the Purchaser may deem necessary or advisable to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, and the Pledgor hereby irrevocably constitutes and appoints the Purchaser as the Pledgor's attorney-in-fact to perform all acts and execute all documents in connection therewith.

(m) Exercise any other remedies available to the Purchaser at law or in equity.

7. ENVIRONMENTAL MATTERS.

(a) The Pledgor represents and warrants: (i) it is not in violation of any health, safety, or environmental law or regulation regarding hazardous substances and (ii) it is not the subject of any claim, proceeding, notice, or other communication regarding hazardous substances. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any current or future federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas.

(b) The Pledgor shall deliver to the Purchaser, promptly upon receipt, copies of all notices, orders, or other communications regarding (i) any enforcement action by any governmental authority relating to health, safety, the environment, or any hazardous substances with regard to the Pledgor's property, activities, or operations, or (ii) any claim against the Pledgor regarding hazardous substances.

(c) The Purchaser and its agents and representatives will have the right at any reasonable time, after giving reasonable notice to the Pledgor, to enter and visit any locations where the Collateral is located for the purposes of observing the Collateral, taking and removing environmental samples, and conducting tests. The Pledgor shall reimburse the Purchaser on demand for the costs of any such environmental investigation and testing. The Purchaser will make reasonable efforts during any site visit, observation or testing conducted pursuant to this paragraph to avoid interfering with the Pledgor’s use of the Collateral. The Purchaser is under no duty to observe the Collateral or to conduct tests, and any such acts by the Purchaser will be solely for the purposes of protecting the Purchaser's security and preserving the Purchaser's rights under this Agreement. No site visit, observation or testing or any report or findings made as a result thereof (“Environmental Report”) will (i) result in a waiver of any default of the Pledgor; (ii) impose any liability on the Purchaser; or (iii) be a representation or warranty of any kind regarding the Collateral (including its condition or value or compliance with any laws) or the Environmental Report (including its accuracy or completeness). In the event the Purchaser has a duty or obligation under applicable laws, regulations or other requirements to disclose an Environmental Report to the Pledgor or any other party, the Pledgor authorizes the Purchaser to make such a disclosure. The Purchaser may also disclose an Environmental Report to any regulatory authority, and to any other parties as necessary or appropriate in the Purchaser’s judgment. The Pledgor further understands and agrees that any Environmental Report or other information regarding a site visit, observation or testing that is disclosed to the Pledgor by the Purchaser or its agents and representatives is to be evaluated (including any reporting or other disclosure obligations of the Pledgor) by the Pledgor without advice or assistance from the Purchaser.

(d) The Pledgor will indemnify and hold harmless the Purchaser from any loss or liability the Purchaser incurs in connection with or as a result of this Agreement, which directly or indirectly arises out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Pledgor's property or operations or property leased to the Pledgor. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Purchaser, its affiliates and all of their directors, officers, employees, agents, successors, attorneys and assigns.

8. MISCELLANEOUS.

(a) Any waiver, express or implied, of any provision hereunder and any delay or failure by the Purchaser to enforce any provision shall not preclude the Purchaser from enforcing any such provision thereafter.

(b) The Pledgor shall, at the request of the Purchaser, execute such other agreements, documents, instruments, or financing statements in connection with this Agreement as the Purchaser may reasonably deem necessary.

(c) This Agreement shall be governed by and construed according to the laws of the State of New York, to the jurisdiction of which the parties hereto submit.

(d) All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

(e) All terms not defined herein are used as set forth in the Uniform Commercial Code and capitalized terms used herein without definition have the meanings set forth in the Securities Purchase Agreement, dated the date hereof, between Technest and Purchaser.

(f) In the event of any action by the Purchaser to enforce this Agreement or to protect the security interest of the Purchaser in the Collateral, or to take possession of, hold, preserve, process, assemble, insure, prepare for sale or lease, market for sale or lease, sell or lease, or otherwise dispose of, any Collateral, the Pledgor agrees to pay immediately the costs and expenses thereof, together with reasonable attorney's fees and allocated costs for in-house legal services to the extent permitted by law.

(g) In the event the Purchaser seeks to take possession of any or all of the Collateral by judicial process, the Pledgor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

(h) The Purchaser's rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by the Purchaser of any of the Indebtedness or its security interest in the Collateral, the Purchaser thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but the Purchaser shall retain all rights and powers hereby given with respect to any of the Indebtedness or the Collateral not so assigned or transferred. All representations, warranties and agreements of the Pledgor shall be binding upon the successors and assigns of the Pledgor.

(i) The Pledgor agrees that the Collateral may be sold as provided for in this Agreement and expressly waives any rights of notice of sale, advertisement procedures, or related provisions granted under applicable law, including the New York Lien Law.

The parties executed this Agreement as of May 31, 2007.

SHELTER ISLAND OPPORTUNITY FUND, LLC
By: Shelter Island GP, LLC, its Manager

By: /s/ Randall P. Stern
Title: President

Address for Notices:
One East 52nd Street
New York, New York 10022

Attention: Randall P. Stern

MARKLAND TECHNOLOGIES, INC.

By: /s/Gino M. Pereira
Title: Chief Financial Officer

Pledgor's Location:
222 Metro Center Blvd.
Warwick, RI 02886
Pledgor’s state of
incorporation: Florida